As filed with the U.S. Securities and Exchange Commission on January 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Monument Circle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3252655
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

One EMMIS Plaza

40 Monument Circle, Suite 700

Indianapolis, IN 46204

Telephone: (317) 266-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey H. Smulyan

c/o Monument Circle Acquisition Corp.

One EMMIS Plaza

40 Monument Circle, Suite 700

Indianapolis, IN 46204

Telephone: (317) 266-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raphael M. Russo, Esq.	Stuart Neuhauser, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP	Douglas S. Elleneoff, Esq.
1285 Avenue of the Americas	Ellenoff Grossman & Schole LLP
New York, NY 10019	1345 Avenue of the Americas
(212) 373-3000	New York, NY 10105
(212) 370-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-251627)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Security	Amount Being	Offering Price	Aggregate Offering	Amount of
Being Registered	Registered	per Security(1)	Price(1)	Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001
par value, and one-half of one redeemable warrant(2)	2,070,000 Units	$10.00	$20,700,000	$2,258.37
Shares of Class A common stock included as part of the units(3)	2,070,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,035,000 Warrants	—	—	—	(4)
Total			$20,700,000	$2,258.37

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251627).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-251627), which was declared effective by the Securities and Exchange Commission on January 13, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $20,700,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,070,000 additional units of Monument Circle Acquisition Corp., a Delaware corporation (the “Registrant”), each consisting of one share of Class A common stock and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251627) (the “Prior Registration Statement”), initially filed by the Registrant on December 23, 2020, as thereafter amended and supplemented from time to time, and declared effective by the Securities and Exchange Commission on January 13, 2021. The required opinions of counsel and related consents and independent registered public accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following exhibits are being filed herewith:

Exhibit	Description

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of WithumSmith + Brown, PC.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

(b)	Financial Statements. Not Applicable.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on the 13th of January, 2021.

MONUMENT CIRCLE ACQUISITION CORP.

By:	/s/ Jeffrey H. Smulyan
Name: Jeffrey H. Smulyan
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey H. Smulyan	Chief Executive Officer,	January 13, 2021
Jeffrey H. Smulyan	Chairman of the Board of Directors and Director (Principal Executive Officer)

/s/ Ryan A. Hornaday	Chief Financial Officer (Principal Accounting Officer and Financial Officer)	January 13, 2021
Ryan A. Hornaday

/s/ Patrick Walsh	President and Chief Operation Officer	January 13, 2021
Patrick Walsh